EXHIBIT 99.1

bBOOTH ANNOUNCES RETENTION OF PRESTIGIOUS INVESTOR RELATIONS FIRM INTERNATIONAL MONETARY

bBooth To Tap International Monetary’s Nationwide Network

of Accredited Investors, Analysts, and Broker-Dealers

Hollywood, CA August 15, 2016 – bBooth, Inc. (OTCQB: BBTH), the Hollywood-based entertainment technology company, is pleased to announce that it has retained Newport Beach, CA based International Monetary (“IM”) to develop and manage a comprehensive investor relations program.

“We are about to begin an aggressive roll-out of our bNotifi technology across multiple business sectors,” states Rory J. Cutaia, bBooth CEO. “It’s about time the investment community learns what until now only a select few Hollywood and entertainment insiders have known about the impact of our technology. We chose International Monetary because we wanted an experienced and well-connected investor relations firm that we felt was capable of keeping up with us, ready to get out there and communicate what we believe is an exciting tech story, a compelling value proposition, and able to exemplify our commitment to building shareholder value. This is a very exciting time for us and our shareholders in the continuing evolution of our company and we wanted a firm that shared our excitement as well as our vision,” continues Cutaia.

M.B. (Blaine) Riley, III, Managing Director and President of IM, states, “From the moment I met Rory and saw bBooth’s bNotifi technology, I immediately recognized the enormous potential for this young company and wanted to be part of what I expect will be one of the most talked-about tech growth stories. Rory and his team are among some of the most driven, highly-focused management teams I’ve ever had the pleasure of working with.”

“On the investor relations side, we will direct a series of initiatives to enhance shareholder value and ensure liquidity,” continues M.B. Riley. “We will introduce the company to a nationwide brokerage network comprised of broker-dealers and investment banks focused on the micro-cap and small-cap sectors. We will also leverage our relationships with these investment banks and work to secure select analyst coverage to open the door to millions of potential investors and shareholders to begin to unlock the true value of bBooth’s under-valued securities,” states M.B. Riley.

“Investor relations is just the beginning of what we intend to bring to this special company,” continues M.B. Riley. Through our investment banking and strategic advisory arm, we will harness the power of a large network of accredited investors, institutions, funds, underwriters and lenders who provide early stage and later stage financing. We will also advise the company on matters such as capital resources, structured financing, mergers and acquisitions, and advise the company’s management on other strategic decisions,” states M.B. Riley.

About International Monetary:

Founded in 1997, IM recognized a need to provide investment banking services with the speed and precision that is required in the new internet and technology economy. IM focuses on turnaround situations and rapidly growing small companies, specializing in debt/equity financing of under $1 billion. IM is led by a team of Managing Directors that offer a number of strategic advisory services including: providing capital resources, structuring financing for M&A, international licensing/commercialization, retail product/service distribution, advertising and marketing, and shareholder enhancement services. To learn more about IM, go to: www.intlmonetary.com

About bBooth:

bBooth (OTCQB: BBTH) is a Hollywood-based entertainment technology company. Through our innovative, groundbreaking technology, bBooth has been called the best new platform for content creation and distribution, artist promotion, fan engagement, and brand activation. Through fully integrated mobile, desktop, and web-based applications, our bNotifi technology provides push-to-screen, media-rich, interactive audio/video messaging and communications for industry leading social engagement, as well as an enterprise scale lead-generation and customer retention platform for sales professionals and others. For more information on bBooth, visit www.bBooth.com.

Forward-looking & Safe Harbor Statement: Certain statements in this release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and those statements are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company cautions that these forward-looking statements are further qualified by other factors. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

For more Information, please visit: www.bBooth.com

Please address media inquiries to: info@bBooth.com or call 855 250-2300 ext. 2

Please address investor inquiries to: investors@bBooth.com or call 855 250-2300 ext. 3